SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 10, 2005

Hooper Holmes, Inc.

(Exact name of registrant as specified in charter)

New York	1-9972	22-1659359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Mt. Airy Road, Basking Ridge, New Jersey 07920

(Address of principal executive officers) (zip)

Registrant’s telephone number, including area code (908) 766-5000

None

(Former names or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 1.01 Entry into a Material Definitive Agreement

On March 10, 2005, Hooper Holmes, Inc. (the “Company”) and Alexander Warren, Senior Vice President and General Manager of the Health Information Division of the Company, entered into an Agreement and General Release the material terms of which are as follows:

(1)	Mr. Warren’s last day of employment with the Company will be March 18, 2005;

(2)	On or prior to April 1, 2005, the Company will pay Mr. Warren (i) twelve months salary in the amount of $235,000, less lawful deductions and (ii) $9,250.00, less lawful deductions, for the use of the automobile presently leased for him by the Company for one year. The Company will also pay Mr. Warren the cost of continuing his medical and dental and life insurance benefits for one year.

(3)	Mr. Warren generally released the Company and its employees, affiliates and agents of and from all claims; and

(4)	Mr. Warren agreed not engage in any business in which the Company is currently engaged, in certain geographical areas for one year.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	Departure of Principal Officer

See the information set forth under Item 1.01 - Entry into a Material Definitive Agreement of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hooper Holmes, Inc.

By:	/s/ Robert W. Jewett
Robert W. Jewett
Senior Vice President,
& General Counsel

Date: March 18, 2005